Exhibit 10.24

SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
THIS SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Amendment”) is made as of August 24, 2015, by and between AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company (“Buyer”), and GALEVA LLC, an Illinois limited liability company (“Seller”).
WHEREAS, Buyer, Davessa Venture, LLC, an Iowa limited liability company (the “310 Seller”), S.J. Russell, LLC, an Iowa limited liability company (the “336 Seller” and, together with the 310 Seller, the “Original Sellers”), entered into that certain Agreement for Purchase and Sale of Real Property, having an effective date as of July 2, 2015 (the “Original Agreement”), as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Property, dated August 3, 2015, by and among Buyer, Original Sellers and Seller (the Original Agreement, as amended, is hereinafter referred to as the “Agreement”), with regard to the Property, as more particularly described in the Agreement; and
WHEREAS, Buyer and Seller wish to amend the Agreement as provided herein;
NOW, THEREFORE, in consideration of the mutual promise contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that the Agreement shall be amended as follows:

1.	Rent Proration. Section 4(b) of the Original Agreement is hereby amended by adding the following sentences at the end thereof:

“Buyer and Seller hereby acknowledge that the Tenant of the 310 Property pays rent (the ‘VA Rent’) in arrears, and agree that if, as of the Closing Date, Seller has not received VA Rent for the month in which Closing occurs, the VA Rent shall not be prorated on the Closing Date. If, following the Closing Date, Buyer receives the VA Rent for the month in which Closing occurred, Buyer shall remit to Seller Seller’s pro-rated portion of such VA Rent within ten (10) business days after receipt thereof. If, following the Closing Date, Seller receives any VA Rent which is attributable to the month in which the Closing occurred or any period after the Closing Date, Seller will notify Buyer of such fact and will remit to Buyer Buyer’s pro-rated portion of such VA Rent within ten (10) business days after receipt thereof. The provisions of this subparagraph 4(b) shall survive Closing.”

2.	Purchase Price. Buyer and Seller hereby agree that the Purchase Price shall be allocated $3,400,000.00 for the 336 Property and $2,630,000.00 for the 310 Property.

3.
Miscellaneous. Except as expressly modified hereby the terms of the Agreement shall remain in full force and effect as written. Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Amendment which are transmitted electronically shall be valid for all purposes, however any party shall deliver an original signature of this Amendment to the other party upon request.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.

BUYER:	SELLER:

AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company	GALEVA LLC, an Illinois limited liability company By:/s/ James V. Russell Name: James V. Russell Title: Manager
By: AR Capital, LLC, a Delaware limited liability company, its sole member By: /s/ William M. Kahane Name: William Kahane Title: Manager